UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 18, 2008

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8731 Prestige Court Rancho Cucamonga, CA	91730
(Address of principal executive offices)	(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 18, 2008 (the “Closing Date”), Basin Water, Inc. (the “Company”) entered into and consummated an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Shaw Environmental & Infrastructure, Inc., Shaw Environmental, Inc. and Envirogen, Inc. (collectively, “Shaw”), pursuant to which the Company purchased all of Shaw’s right, title and interest in and to all of the assets, and assumed certain liabilities, related to Shaw’s bioreactor and biofilter business. The business acquired by the Company includes the design and supply of fluidized bed, membrane, and suspended carrier bioreactors for the treatment of groundwater and wastewater streams in industrial, municipal and federal applications, and the design and supply of biofilters for the treatment of air streams from municipalities and industry for the removal of odor-causing and other contaminants (collectively, the “Business”).

Pursuant to the terms of the Asset Purchase Agreement, on the Closing Date the Company made a $1.5 million cash payment to Shaw as part of the consideration for the acquired assets, with such amount subject to adjustment for work in process of certain on-going projects of the Business. The Asset Purchase Agreement also includes, among other things, customary representations and warranties, covenants (including non-competition and non-solicitation obligations) and indemnification provisions. As part of the acquisition, the Company (i) intends to hire approximately 20 employees of the Business, primarily comprised of engineers, scientists and design professionals and (ii) has entered into a sublease with an affiliate of Shaw with respect to the facilities at which the Business is located. The Company believes the acquired business has produced annual revenues in the range of $8 million to $12 million annually over the past three years.

In connection with the Asset Purchase Agreement, the Company has entered into a Biological Materials Sales Agreement (“Materials Sales Agreement”) with Shaw pursuant to which the Company will purchase, and Shaw agrees to sell, certain biological materials necessary for conducting the Business. Shaw will retain all rights of ownership of the biological materials. Under the Materials Sales Agreement, Shaw agrees to offer the Company best available wholesale pricing on the materials. The term of the Materials Sales Agreement is three years.

In addition, in connection with the Asset Purchase Agreement, the Company and Shaw also entered into a Settlement Agreement on September 18, 2008 (the “Settlement Agreement”), pursuant to which the parties settled a dispute relating to a National Arsenic Sales Agreement, dated December 9, 2005 and a Sales Commitment Letter, dated December 23, 2005 and related agreements previously entered into between the parties (collectively, the “Purchase Agreements”). The Purchase Agreements are structured as a $5 million sale of water treatment units by the Company to Shaw in two parts: (i) a sale of three water treatment systems in 2005 for total consideration of approximately $2.3 million and (ii) a sale of additional water treatment systems in 2006 for total consideration of approximately $2.7 million, which was subsequently adjusted to $2.5 million. As part of the settlement, the Company shall have title to and the right to resell the ion exchange treatment units that are subject to the dispute. Under the terms of the Settlement Agreement, the Company and Shaw agreed to terminate the Purchase Agreements, including all rights and obligations thereunder, and to unconditionally and irrevocably release, acquit, remit and forever discharge each other from and against all claims and damages arising out of the Purchase Agreements, including any obligation of Shaw to pay amounts owed to the Company under the Purchase Agreements, which the Company values at approximately $4.7 million. In addition, Shaw released the Company, with respect to certain Shaw employees, from a previous obligation under which the Company agreed not to solicit certain employees of Shaw.

The Purchase Agreements are incorporated by reference to Exhibits 10.16 and 10.17 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Other than the Purchase Agreements (which have been terminated pursuant to the Settlement Agreement) and a warrant held by Shaw to purchase 300,000 shares of the Company’s common stock, the Company has no other material relationship with Shaw.

The foregoing descriptions of the Asset Purchase Agreement, the Settlement Agreement and the Materials Sales Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Asset Purchase Agreement, the Settlement Agreement and the Materials Sales Agreement, which are incorporated by reference as Exhibit 2.1, Exhibit 10.33 and Exhibit 10.34, respectively, to this report.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued on September 22, 2008 announcing the acquisition of the Business is attached hereto as Exhibit 99.1.

The information set forth under this Item 7.01, “Regulation FD Disclosure” attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

d)	Exhibits

Exhibit No.	Document
2.1	Asset Purchase Agreement, dated as of September 18, 2008, by and among Shaw Environmental & Infrastructure, Inc., Shaw Environmental, Inc., Envirogen, Inc. and Basin Water, Inc.

10.33	Settlement Agreement, dated as of September 18, 2008, by and among Shaw Environmental & Infrastructure, Inc., Shaw Environmental, Inc. and Basin Water, Inc.

10.34	Biological Materials Sales Agreement, dated as of September 18, 2008, by and between Shaw Environmental, Inc. and Basin Water, Inc.

99.1	Press Release dated September 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC.
(Registrant)

Date: September 22, 2008	By:	/s/ W. Christopher Chisholm
W. Christopher Chisholm
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
2.1	Asset Purchase Agreement, dated as of September 18, 2008, by and among Shaw Environmental & Infrastructure, Inc., Shaw Environmental, Inc., Envirogen, Inc. and Basin Water, Inc.

10.33	Settlement Agreement, dated as of September 18, 2008, by and among Shaw Environmental & Infrastructure, Inc., Shaw Environmental, Inc. and Basin Water, Inc.

10.34	Biological Materials Sales Agreement, dated as of September 18, 2008, by and between Shaw Environmental, Inc. and Basin Water, Inc.

99.1	Press Release dated September 22, 2008.

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